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Exhibit 3.19

BY-LAWS OF UNV ACQUISITION CORP.

ARTICLE I

STOCKHOLDERS' MEETINGS

        Section 1.    Annual Meetings.    The annual meeting of stockholders shall be held at an hour and date determined by the Board of Directors.

        Section 2.    Special Meetings.    A special meeting of the stockholders may be called to be held at any time by the Chairman or by the President at the request of any member of the Board of Directors, or as otherwise authorized by the Certificate of Incorporation or by law.

        Section 3.    Place of Meetings.    All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or stated in the notice of the meeting or waivers thereof.

        Section 4.    Notice of Meetings.    Except as otherwise required by statute, written notice of each meeting of stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date of the meeting, either personally or by mail in a postage-prepaid envelope addressed to him at his address as it appears on the stock books of the Corporation. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting. Notice of special meetings shall state the purpose (s) for which the meeting is called. Any stockholder may, prior to, at the meeting or subsequent thereto, waive notice of any meeting, in writing signed by himself or his duly appointed attorney-in-fact.

        Section 5.    Quorum.    Except as otherwise required by law or by the Certificate of Incorporation, the presence at meetings, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business and the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the Corporation. In the absence of a quorum, the meeting may be adjourned, for not more than 30 days, by a majority of the voting shares present; no notice of an adjourned meeting need be given.

        Section 6.    Voting by Corporations.    Shares standing in the name of a Corporation may be voted or represented on behalf of such corporation by the Chairman, President, any Vice President, the Secretary or any Assistant Secretary of such corporation or by any person authorized to do so by a proxy or power of attorney executed by any such officer of such corporation or by authority of the Board of Directors of such corporation.

        Section 7.    Consents on Lieu of Voting.    Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the stockholders may be dispensed with upon the written consent of stockholders in the manner provided by law.

ARTICLE II

BOARD OF DIRECTORS

        Section 1.    Number and Term of Office.    The number of directors shall be fixed each year by the stockholders but may not be less than one. Each director shall be elected by a plurality vote of the stockholders at their annual meeting, or, where applicable, in accordance with Section 2 of this Article II. Each director shall hold office until the next annual meeting and thereafter until his successor is duly elected or appointed and qualified, subject, however, to removal by the stockholders.

        Section 2.    Vacancies.    In case of any vacancies in the Board of Directors not caused by removal, the additional director(s) may be elected either (a) by a majority of the directors then in office, although less than a quorum, or (b) by the stockholders, at either an annual or special meeting.

        Section 3.    Quorum.    Except as otherwise required by law or by the Certificate of Incorporation or as otherwise provided herein, one-third of the total number of directors of committee members actually holding office at the time of the meeting shall constitute a quorum for the transaction of business and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 4.    Meetings.    Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and place (s) as the Board of Directors or committee, as the case may be, may from time to time determine. Special meetings of the Board of Directors or any committee thereof may be held whenever called by any director or committee member, as the case may be. Notice of any special meeting shall be communicated to each director or committee member, not later than the day before such meeting. Notice of a meeting need not be given to a director if waived by him in writing or if he shall be present at the meeting.

        Section 5.    Action by Unanimous Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

        Section 6.    Telephone Conference or Similar Meeting.    Members of the Board of Directors or of any committee elected or appointed by the Board of Directors may participate in a meeting of the Board of committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        Section 7.    Resignations and Removal of Directors.    Any director of the Corporation may resign at any time by giving written notice thereof to the President or to the Secretary. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote at an election of directors, except as may be provided by statute or the Certificate of Incorporation; and the vacancy in the Board caused thereby may be filled by the stockholders at the same time or any time thereafter.

ARTICLE III

COMMITTEES

        Section 1.    Appointment.    The Board of Directors may, from time to time, by affirmative vote of a majority of the whole Board, appoint one or more committees, each committee shall consist of one or more directors of the Corporation. Except, as otherwise provided by law or the Certificate of Incorporation, the Board shall delegate to any such committee, such powers as the Board may deem appropriate; provided, however, that no committee shall be authorized to (a) elect any officer of the corporation, (b) designate the Chief Executive Officer, (c) fill any vacancy in the Board of Directors or any newly created directorship, (d) amend these By-Laws, (e) take any action which under these By- Laws requires the vote of a specified proportion of the Board of Directors or (f) take any other action prohibited in the Certificate of Incorporation.

        Section 2.    Powers.    Any action taken by a committee in accordance with its purpose and within the powers delegated to it by the Board of Directors, shall have the same effect as if such action were taken by the Board of Directors.

        Section 3.    Records.    Records shall be kept of the acts and proceedings of any committee and same shall be reported from time to time to the Board of Directors.

ARTICLE IV

OFFICERS, EMPLOYEES AND AGENTS

        Section 1.    Officers.    The officers of the Corporation shall be elected by the Board of Directors and may be a Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. The Board of Directors may also appoint such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person.

        Section 2.    Term of Office: Removal.    So far as practicable, each elected officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his successor is chosen or until his earlier death, resignation or removal in the manner hereinafter provided. Any officer may be removed at any time, with or without cause, by the Board of Directors.

        Section 3.    Chief Executive Officer.    The Board of Directors may designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. As Chief Executive Officer, such officer shall have general and active control of its business and affairs.

        Section 4.    Chairman of the Board.    The Board of Directors may elect a Chairman of the Board, who may, but need not, be designated Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he may be present, and shall have such other powers and duties as he may be called upon by the Board of Directors to perform.

        Section 5.    President.    The President, if not designated as Chief Executive Officer of the Corporation, shall share with the Chairman of the Board in the general management of the business and affairs of the Corporation and direction of all other officers of the Corporation. In the event of a vacancy in the office of the Chairman of the Board, the President shall act in his place with authority to exercise all his powers and perform his duties.

        Section 6.    Vice Presidents.    The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors, the Chairman, or the President respectively. In the event of the absence or disability of both the Chairman of the Board and the President, either such officer may designate one of the several Vice Presidents to act in the place of such officers with authority to exercise all of their powers and perform their respective duties, provided that the Board of Directors may change such designation, or may make such designation in the first instance at a regular or special meeting called for that purpose.

        Section 7.    Secretary.    The Secretary shall attend to the giving of notice of all meetings of stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings thereat. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Board of Directors may give general authority to any other officer to affix the seal and to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

        Section 8.    Treasurer.    The Treasurer shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation. He shall be responsible for the maintenance of detailed records thereof as may be required. He shall have the care and custody of all securities owned by the Corporation. He shall have such other duties and powers as are commonly incidental to the office of Treasurer or as may be prescribed by the Board of Directors, the Chairman, or the President. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.

        Section 9.    Additional Powers and Duties.    In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

ARTICLE V

STOCK AND TRANSFERS OF STOCK

        Section 1.    Stock Certificates.    Every stockholder shall be entitled to have a certificate signed by, or signed in the name of the Corporation by the Chairman, or by the President or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation.

        Section 2.    Transfer Agents and Registrars.    The Board of Directors may, in its discretion, appoint responsible banks or trust companies from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation.

        Section 3.    Transfers of Stock.    Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

        Section 4.    Lost Certificates.    In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.

ARTICLE VI

MISCELLANEOUS

        Section 1.    Fiscal Year.    The Fiscal Year of the Corporation shall be the calendar year.

        Section 2.    Corporate Seal.    The Board of Directors shall provide a suitable seal, containing the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 3.    Voting of Securities of Other Corporations.    Unless otherwise ordered by the Board of Directors, the Chairman shall have authority, to vote on behalf of the Corporation, the Securities of any other corporation, which are owned or held by the Corporation, and may attend any meeting of stockholders or execute and deliver proxies for such purposes. The Board of Directors from time to time may confer like powers upon any other person or persons.

ARTICLE VII

INDEMNIFICATION

  (a)
  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  (b)
  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  (c)
  If a claim under paragraph (b) of this Article VII is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, not an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  (d)
  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or thereafter acquire under statute, provision of the Certification of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  (e)
  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VIII

AMENDMENTS

        The holders of a majority of the outstanding shares of the Corporation may adopt, alter or repeal the By-Laws of this Corporation and, subject to the right of the stockholders, the Board of Directors, by majority vote, may adopt, alter or repeal the By-Laws of the Corporation.

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  Exhibit 3.19
BY-LAWS OF UNV ACQUISITION CORP.